UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2025

ARKO Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39828	85-2784337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8565 Magellan Parkway Suite 400
Richmond, Virginia		23227-1150
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 730-1568

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ARKO	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $11.50	ARKOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 2.03 of this Current Report on Form 8-K is incorporated by reference in this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 13, 2025 (the “Closing Date”), GPM Investments, LLC, a Delaware limited liability company (“GPM”) and a wholly owned subsidiary of ARKO Corp., a Delaware corporation (the “Company”), entered into (i) an Amendment to Third Amended and Restated Credit Agreement, by and among GPM, certain of its subsidiaries as co-borrowers and M&T Bank (the “M&T Credit Agreement Amendment”) and (ii) a Third Amended and Restated Master Covenant Agreement, by and between GPM and M&T Bank (the “M&T Master Covenant Agreement Amendment” and together with the M&T Credit Agreement Amendment, the “M&T Amendments”).

The M&T Credit Agreement Amendment amended that certain Third Amended and Restated Credit Agreement, dated November 21, 2023 by and among GPM, M&T Bank and the other parties thereto and increased the aggregate original principal amount of the real estate loans thereunder (the “Real Estate Loans”) from $49.5 million to $83.7 million. The additional $34.2 million principal amount of the Real Estate Loans matures in May 2030 and is payable in monthly installments based on a fifteen-year amortization schedule, with the balance of the loan payable at maturity, and bears interest at SOFR plus 2.25%. The Real Estate Loans are secured by the real property acquired with the proceeds of such loans and certain other properties.

In connection with entering into the M&T Credit Agreement Amendment, the existing Real Estate Loans now accrue interest at SOFR plus 2.25%, and the borrowings under the M&T line of credit for purchases of equipment now accrue interest, at GPM’s discretion, at either a fixed rate based on M&T Bank’s five-year cost of funds as of the applicable date of each tranche plus 2.25% or a floating rate at SOFR plus 2.25%.

The M&T Master Covenant Agreement Amendment amended and restated in its entirety the covenants contained in the Second Amended and Restated Master Covenant Agreement, dated June 24, 2021, as amended (the “Original Master Covenant Agreement”), by and between GPM and M&T Bank, predominantly to conform the terms of such agreement to the M&T Credit Agreement Amendment and effect other ministerial changes. The material terms of the Original Master Covenant Agreement, as set forth in the M&T Master Covenant Agreement Amendment, remain unmodified and in full force and effect.

The foregoing description of the M&T Amendments is only a summary and is qualified in its entirety by reference to the full text of the M&T Credit Agreement Amendment and the M&T Master Covenant Agreement Amendment, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1 +	Amendment to Third Amended and Restated Credit Agreement, dated May 13, 2025, by and among GPM Investments, LLC, and the other borrowers party thereto and M&T Bank.
10.2	Third Amended and Restated Master Covenant Agreement, dated May 13, 2025, by and between GPM Investments, LLC and M&T Bank.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Pursuant to Item 601(a)(5) of Regulation S-K, schedules and similar attachments to this exhibit have been omitted because they do not contain information material to an investment or voting decision and such information is not otherwise disclosed in such exhibit. The Company will supplementally provide a copy of any omitted schedule or similar attachment to the U.S. Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKO Corp.

Date:	May 15, 2025	By:	/s/ Arie Kotler
		Name: Title:	Arie Kotler President, Chief Executive Officer and Chairman of the Board